Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions. AMENDMENT NO. 4 TO MASTER SERVICES AGREEMENT This Amendment No. 4 (“Amendment No. 4”), effective as of January 21, 2021 (the “Amendment Effective Date”), is to the Master Services Agreement, effective as of July 24, 2020, as amended (the “Agreement”), by and between AstraZeneca Pharmaceuticals LP, a Delaware limited partnership with offices at 1800 Concord Pike, Wilmington, Delaware 19803 (“AstraZeneca”) and Emergent Manufacturing Operations Baltimore, LLC a Delaware limited liability company, with an office at 5901 East Lombard Street Baltimore, Maryland 21224 (“Service Provider”). AstraZeneca and Service Provider are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement. RECITALS WHEREAS, Section 18.9 (Amendments and Modifications) of the Agreement provides that the Agreement may be amended by a written document signed by the Parties; AND WHEREAS, the Parties desire to amend the Agreement, in accordance with the terms set forth in this Amendment No. 4 to outline the relevant US Government terms and conditions pursuant to Section 1.5.1 of the Agreement and specifically to add such terms and conditions as Part D1 of this Agreement (the “AstraZeneca Flowdown Terms”). NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows: 1. Pursuant to Section 1.5.1 of the Agreement, the Parties hereby add as Part D1 of the Agreement Part D1 attached hereto. 2. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall be deemed to be in full force and effect from the Amendment Effective Date. [Signatures Follow on a Separate Page]

2 IN WITNESS WHEREOF, each Party has executed this Amendment as of the Amendment Effective Date. AstraZeneca Pharmaceuticals LP By: /s/ Chad Briggs Name: Chad Briggs Title: Director, Biologics External Supply Emergent Manufacturing Operations Baltimore, LLC By: /s/ Syed T Husain Name: Syed T Husain Title: SVP and CDMO BU Head

3 PART D1: ASTRAZENECA FLOWDOWN TERMS AGREEMENT #: W15QKN2191003 -FLOWDOWN REQUIREMENTS FOR SUBCONTRACTS “Subcontractor” means the “Service Provider”, “Subcontract” means this “Agreement.”, “Subawardee” means any contractor that has been contracted by Subcontractor to provide goods and services in support of this Agreement. Subcontractor understands and acknowledges that AstraZeneca is performing an Other Transaction Agreement (“OTA”) No W15QKN-21-9-1003 for the United States Government. 1. GOVERNMENT SUBCONTRACT As a prime contractor to US Government, AstraZeneca must comply with specific provisions of the OTA, including ensuring that any subcontractors supporting AstraZeneca comply with the terms in the OTA that flow down to subcontractors. The work required under this Agreement will be performed in support of AstraZeneca’s OTA with Government. As a Subcontractor under the OTA, Subcontractor must meet certain AstraZeneca’s requirements under its prime agreement with the US Government. Subcontractor confirms that it is eligible to perform subcontracting work under a government contract and agrees with the Terms & Conditions/Flowdowns listed in this appendix. Further, to the extent the Subcontractor must enter into subawards to fulfil requirements of this Agreement or any service hereunder W15QKN- 21-9-1003 Subcontractor shall take full responsibility to ensure that its subawardees are in full compliance with all applicable Federal procurement laws and regulations and pertinent subcontract requirements, as set in this appendix. Subcontractor acknowledges and understands that the Government is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto. 2. CONFIDENTIAL INFORMATION A. “Confidential Information,” as used in this Article, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization. B. AstraZeneca representative and the Subcontractor may, by mutual consent, identify elsewhere in this Agreement specific information and/or categories of information which the AstraZeneca or Government will furnish to the Subcontractor or that the Subcontractor is expected to generate which is confidential. Similarly, the AstraZeneca representative and the Subcontractor may, by mutual consent, identify such Confidential Information from time to time during the Period of Performance. Failure to agree will be settled pursuant to the relevant dispute clauses in the Agreement. C. If it is established elsewhere in this Agreement that information to be utilized under this Agreement, or a portion thereof, is subject to the Privacy Act, the Subcontractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. § 552a, and

4 implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act. D. The Receiving Party shall not directly or indirectly, divulge or reveal to any person or entity any Confidential Information of another Party without the Disclosing Party’s prior written consent, or use such Confidential Information except as permitted under this Agreement. Confidential Information shall be subject to the same prohibitions on disclosure as provided for under FAR Part 24.202. Further, any reproduction of Confidential Information or portions thereof that is disseminated within the Government or AstraZeneca or Subcontractor, shall be shared strictly on a need to know basis for the purposes of this Agreement and is subject to the restrictions of this provision. In addition to the above, Confidential Information is subject to the protections of the Trade Secrets Act as well as any other remedies available under this Agreement or the law. E. Such obligation of confidentiality shall not apply to information which the Receiving Party can demonstrate through competent evidence: (i) was at the time of disclosure in the public domain; (ii) has come into the public domain after disclosure through no breach of this contract; (iii) was known to the Receiving Party prior to disclosure thereof by the Disclosing Party; (iv) was lawfully disclosed to the Receiving Party by a Third Party which was not under an obligation of confidence to the Disclosing Party with respect thereto; or (v) was approved for public release by prior written permission of the Disclosing Party. F. Whenever the Subcontractor is uncertain with regard to the proper handling of material under the Agreement, or if the material in question is subject to the Privacy Act or is Confidential Information subject to the provisions of this Article, the Subcontractor shall obtain a written determination from AstraZeneca prior to any release, disclosure, dissemination, or publication. G. AstraZeneca will reflect the result of internal coordination with appropriate program and legal officials. H. The provisions of paragraph (D) of this Article shall not apply to conflicting or overlapping provisions in other Federal, State or local laws. I. The obligations of the Receiving Party under this Article shall continue for a period of [**] from conveyance of the Confidential Information. J. Subcontractor shall include the requirements set forth in this Article in all Sub-awards entered into after the date of effectiveness of this Agreement. Subcontractor acknowledges that confidential information will not be provided to sub-agreement holders unless or until this Article flows down to the relevant sub-agreement, and such entity agrees to be in substantial compliance with this Article. K. Subcontractor further understands and agrees that AstraZeneca may provide Confidential Information in regard to this Agreement (including information exchanged pursuant to an existing confidentiality or nondisclosure agreement) to representatives or agents of the U.S. Government in connection with AstraZeneca’s prime Agreement W15QKN-21-9-1003. AstraZeneca takes commercially reasonable steps to restrict their disclosure by the U.S. Government under applicable public disclosure / transparency laws. AstraZeneca, however, shall have no liability for the U.S. Government’s release of any Subcontractor Confidential Information.

5 Should any of the terms and conditions contained in this Article 2 of Part D1 contradict those is Section 11 of the Agreement, then: (a) if the information at issue is Confidential Information of AstraZeneca, then the terms and conditions contained in this Article 2 of Part D1 applies; (b) if the information at issue is Confidential Information of Subcontractor, then the terms and conditions contained in Section 11 of the Agreement applies; and (c) if the information at issue is not Confidential Information of only one Party, then the stricter requirement shall apply. 3. MEETINGS Subcontractor may need to participate in project meetings with Government and AstraZeneca. These meetings may be either teleconference or include face-to-face meetings with US Government in Washington, D.C., AstraZeneca or Subcontractor location, and at work sites of the Subcontractor. Such meetings may include, but are not limited to, meetings with the Subcontractor to discuss study designs, site visits to the Subcontractor’s facilities, and meetings with AstraZeneca and Government officials to discuss agreement progress in relation to the Agreement deliverables, as well as study designs, technical, regulatory and ethical aspects of the program. 4. AUDITS Until such time as all doses have been delivered under this Agreement, and in no event after expiration of the period of performance, audits under this Agreement may include Government Quality Assurance audits – periodic, ad hoc or for cause – of AstraZeneca or sub-agreement holders’ facilities included in the AZD1222 supply chain. AstraZeneca or the Government will provide notification of a periodic or ad hoc audit at least [**] prior to the intended audit date and all parties will work in good faith to accommodate the audit and determine scheduling. Audits performed for cause will not require notification by the Government. In all audits, the Government will comply with the Person in Plant requirements set forth in Article “Person in Plant”. 5. PERSON IN PLANT AstraZeneca or the Government may request to have a government representative in place at Subcontractor’s facility, with no fewer than [**] advance notice of the desired date for that person to be in place. The name, role, scope and duration will be mutually agreed between the Parties in writing in advance. The Government representative will adhere to the agreed scope and to the Subcontractor’s policies, procedures and instructions at all times. As determined by federal law, no Government representative shall publish, divulge, disclose, or make known in any manner, or to any extent not authorized by law, any information coming to him in the course of employment or official duties, while stationed in a Subcontractor’s plant. If considered for cause, AstraZeneca and/or the Government may place representatives in place at Subcontractor’s facility, with no fewer than [**] advance notice of the desired date for the person(s) to be in place, subject to applicable COVID protocols. The names, roles, scope, and duration will be provided to the Subcontractor in advance. The Government representative will adhere to the Subcontractor’s policies, procedures and instructions regarding facility regulations at all times. As determined by federal law, no Government representative shall publish, divulge, disclose, or make known in any manner, or to any extent not authorized by law, any information coming to him in the course of employment or official duties, while stationed in a Subcontractor’s plant.

6 6. COMPTROLLER ACCESS FINANCIAL RECORDS AND REPORTS Subcontractor shall maintain adequate records to account for all costs incurred under this Agreement for which Subcontractor seeks reimbursement. Subcontractor’s relevant financial records are subject to examination or audit by or on behalf of the Comptroller General, Contracting Activity AO, or other Government Official for a period not to exceed three (3) years after expiration of the term of the Agreement. The Comptroller General, AO or designee shall have direct access to sufficient records and information of any party to this Agreement or any entity that participates in the performance of this agreement to ensure full accountability for all funding under this Agreement. Such audit, examination or access shall be performed during business hours on business days upon prior written notice and shall be subject to the security requirements of the audited party. Any audit required during the course of the program may be conducted by the Comptroller General or other Government Official using Government auditors or, at the request of Subcontractor’s external CPA accounting firm at the expense of the Subcontractor. The Subcontractor shall include this Article, suitably modified to identify the Parties, in all subcontracts or lower tier agreements entered into solely in connection with this Agreement. 7. FOREIGN ACCESS TO DATA Export Compliance. The Parties will comply with any applicable U.S. export control statutes or regulations in performing this Agreement. For clarity, the Parties respective obligations with respect to export control statutes or regulations is set forth in Section 19.5 of the Agreement. 8. DISCLOSURE OF INFORMATION A. Performance under this Agreement may require the Subcontractor to access non-public data and information proprietary to a Government agency, another Government contractor, or of such nature that its dissemination or use other than as specified in the work statement would be adverse to the interests of the Government or others. Neither the Subcontractor, nor Subcontractor personnel, shall divulge nor release data nor information developed or obtained from or on behalf of AstraZeneca or the Government under performance of this Agreement which information specifically relates to AZD1222 (i.e., would not apply more broadly to AstraZeneca’s or Subcontractor’s other programs, such as its manufacturing platform), except as authorized by Government personnel and AstraZeneca or upon written approval of AstraZeneca in accordance with OWS or other Government policies and/or guidance. The Subcontractor shall not use, disclose, or reproduce proprietary data that bears a restrictive legend, other than as specified in this Agreement, or any information at all regarding this agency. B. The Subcontractor shall comply with all applicable Government requirements for protection of non-public information. Unauthorized disclosure of nonpublic information is prohibited by the Government’s rules. Unauthorized disclosure may result in replacement of a Subcontractor employee or other appropriate redress. Neither the Subcontractor nor the Subcontractor’s employees shall disclose or cause to be disseminated, any information concerning the operations of the activity, which could result in, or increase the likelihood of, the possibility of a breach of the activity’s security or interrupt the continuity of its operations.

7 9. FINANCIAL DISCLOSURE BY CLINICAL INVESTIGATORS As applicable, the Subcontractor does and shall comply with the requirements of 21 CFR Part 54, Financial Disclosure by Clinical Investigators. 10. SCIENTIFIC PUBLICATIONS AND PRESS RELEASES A. Subcontractor shall not make, or permit any person to make, any public announcement concerning the existence, subject matter or terms of this Agreement, the transactions contemplated by it, or the relationship between the Subcontractor and AstraZeneca and Government hereunder, without the prior written consent of the other, such consent not to be unreasonably withheld or delayed, except as required by law, any governmental or regulatory authority (including, without limitation, any relevant securities exchange), any court or other authority of competent jurisdiction. B. Notwithstanding the foregoing, Subcontractor and (its upstream licensor) retains the right, but not the obligation, to prepare and submit scientific publications and release information to the public about its COVID-19 development program, without AstraZeneca’s and the Government’s consent or involvement. The Subcontractor shall inform AstraZeneca when any abstract article or other publication is published, and furnish a copy of it as finally published. C. Unless authorized in writing by AstraZeneca and Government, the Subcontractor shall not display Government logos including Operating Division or Staff Division logos on any publications. D. The Subcontractor shall not reference the products(s) or services(s) awarded under this contract in commercial advertising, as defined in FAR 31.205-1, in any manner which states or implies Government approval or endorsement of the product(s) or service(s) provided. E. The Subcontractor shall include this Article, including this clause and section (d) in all subawards where the Sub-awardee may propose publishing the results of its work under the subaward. The Subcontractor shall acknowledge the support of the Government whenever publicizing the work under this Agreement in any media by including an acknowledgement substantially as follows: F. “This project has been funded in whole or in part by the U.S. Government under Agreement No. W15QKN21-9-1003. The US Government is authorized to reproduce and distribute reprints for Governmental purposes notwithstanding any copyright notation thereon.” 11. REGULATORY COMPLIANCE Subcontractor agrees that if the scope of this Agreement includes any manufacturing, the Subcontractor will comply with Current Good Manufacturing Practices (cGMP) regulations at 21 CFR 210 and 211. Production shall occur using cGMP validated manufacturing process, fully compliant with 21 CFR 210 and 211, for bulk drug substance and fill and finished drug product, with a ramp-up capacity that provides doses sufficient for the government to treat the US population.

8 12. INSPECTION Subcontractor agrees that AstraZeneca and Government have the right to inspect and test all work called for by this Agreement, to the extent practicable at all places and times, including the period of performance, and in any event before acceptance. AstraZeneca and The Government may also inspect the premises of the Subcontractor or any of its Sub-awardees engaged after the Amendment Effective Date, with [**] advance notice to the Subcontractor or any such Sub-awardee. The scope and duration of any such inspection will be mutually agreed between the Parties in writing in advance, such agreement not to be unreasonably withheld. AstraZeneca and the Government shall perform inspections and tests in a manner that will not unduly delay the work and will be subject to the Subcontractor’s or its subawardees’, as applicable, policies and procedures regarding security and facility access at all times while on the premises. If AstraZeneca and the Government perform any inspection or test on the premises of the Subcontractor or its Sub-awardee, the Subcontractor shall furnish, and shall require subawardees to furnish, all reasonable facilities and assistance for the safe and convenient performance of these duties. Except as otherwise provided in the Agreement, AstraZeneca and/or the Government shall bear the expense of such inspections or tests. 13. AUDITS OF SUB-AGREEMENT HOLDERS’ FACILITIES. The Subcontractor will inform AstraZeneca of upcoming, ongoing, or recent audits/site visits conducted by Subcontractor of sub-agreement holders as part of the weekly communications, including goals and agenda. The Government reserves the right to participate in the audits. Upon completion of the audit/site visit the Subcontractor shall provide a report capturing the findings, results and next steps in proceeding with the sub-agreement holder if action is requested by Subcontractor of the subagreement holder to address areas of non-conformance to FDA regulations. 14. SUBAWARDS 1. [**]. 2. For clarity, as detailed within the Articles themselves, the following Articles require flow- down to sub-agreements/contracts [**] pursuant to Other Transaction Agreement (“OTA”) No W15QKN-21-9-1003 for the United States Government. Subcontractor agrees pursuant to Clause 1.5.1 of this Agreement [**] subawardees to accept these Articles: [**] 15. PROHIBITION ON THE USE OF CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT Use of Covered Telecommunications. FAR 52.204-25 Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment is hereby incorporated. This clause shall be flowed-down to all sub-agreements/contracts as set forth in FAR 52.204-25, whether executed before or after the Amendment Effective Date

9 (a) Definitions. As used in this clause— Backhaul means intermediate links between the core network, or backbone network, and the small subnetworks at the edge of the network (e.g., connecting cell phones/towers to the core telephone network). Backhaul can be wireless (e.g., microwave) or wired (e.g., fiber optic, coaxial cable, Ethernet). Covered foreign country means The People’s Republic of China. Covered telecommunications equipment or services means– (1) Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities); (2) For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities); (3) Telecommunications or video surveillance services provided by such entities or using such equipment; or (4) Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country. Critical technology means– (1) Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, Code of Federal Regulations; (2) Items included on the Commerce Control List set forth in Supplement No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, Code of Federal Regulations, and controlled- (i) Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or (ii) For reasons relating to regional stability or surreptitious listening; (3) Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, Code of Federal Regulations (relating to assistance to foreign atomic energy activities); (4) Nuclear facilities, equipment, and material covered by part 110 of title 10, Code of Federal Regulations (relating to export and import of nuclear equipment and material);

10 (5) Select agents and toxins covered by part 331 of title 7, Code of Federal Regulations, part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or (6) Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of 2018 (50 U.S.C. 4817). Interconnection arrangements means arrangements governing the physical connection of two or more networks to allow the use of another’s network to hand off traffic where it is ultimately delivered (e.g., connection of a customer of telephone provider A to a customer of telephone company B) or sharing data and other information resources. Reasonable inquiry means an inquiry designed to uncover any information in the entity’s possession about the identity of the producer or provider of covered telecommunications equipment or services used by the entity that excludes the need to include an internal or third-party audit. Roaming means cellular communications services (e.g., voice, video, data) received from a visited network when unable to connect to the facilities of the home network either because signal coverage is too weak or because traffic is too high. Substantial or essential component means any component necessary for the proper function or performance of a piece of equipment, system, or service. (b) Prohibition. (1) Section 889(a)(1)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing a contract to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Contractor is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104. (c) Exceptions. This clause does not prohibit contractors from providing— (1) A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or (2) Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles. (d) Reporting requirement

11 (1) In the event the Subcontractor identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during contract or agreement performance, or the Subcontractor is notified of such by a subcontractor at any tier or by any other source, the Subcontractor shall report the information in paragraph (d)(2) of this clause to the AstraZeneca Representative, unless elsewhere in this contract or agreement are established procedures for reporting the information; in the case of the Department of Defense, the Subcontractor shall report to the website at https://dibnet.dod.mil. (2) The Subcontractor shall report the following information pursuant to paragraph (d)(1) of this clause (i) Within one business day from the date of such identification or notification: the contract number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended. (ii) Within 10 business days of submitting the information in paragraph (d)(2)(i) of this clause: any further available information about mitigation actions undertaken or recommended. In addition, the Subcontractor shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services. (e) Subcontracts. The Subcontractor shall insert the substance of this clause, including this paragraph (e), in all subcontracts, sub-agreements and other contractual instruments, including subcontracts for the acquisition of commercial items. 16. HEALTH RESOURCES PRIORITIES AND ALLOCATIONS SYSTEMS (HRPAS) PRIORITY RATING (1) This Agreement shall have a HRPAS priority rating of [**]. (2) This is a [**] rated contract for the purpose of emergency preparedness and the Subcontractor shall follow all the provisions of the HRPAS regulation (45 CFR Part 101). If the Subcontractor needs to utilize industrial resources to fulfill this rated order for a health resource, it is authorized pursuant to 45 CFR Section 101.36(b) to place the same priority rating and program identification symbol for health resources on its orders for industrial resources with its suppliers. (3) Each rated order executed by the Subcontractor to its sub-awardees must include the following: (a) The priority rating: HRPAS [**]; (b) A required delivery date or dates. The words immediately or as soon as possible do not constitute a delivery date;

12 (c) The written signature on a manually placed order, or the digital signature or name on an electronically placed order, of an individual authorized to sign rated orders for the person placing the order; and (d) A statement that reads in substance: (1) This is a rated order certified for national defense use, and you are required to follow all the provisions of the Health Resources Priorities and Allocations System regulation at 45 CFR part 101. (2) If the rated order is placed in support of emergency preparedness requirements and expedited action is necessary and appropriate to meet these requirements, the following sentences should be added following the statement set forth in paragraph (d)(1) of this section: i. This rated order is placed for the purpose of emergency preparedness. It must be accepted or rejected within two (2) days after receipt of the order if: A. The order is issued in response to a hazard that has occurred; or B. If the order is issued to prepare for an imminent hazard, as specified in HRPAS Section 101.33(e).